Exhibit 5.1

(269) 337-7700

January 25, 2021

NeuroBo Pharmaceuticals, Inc.

200 Berkeley Street, Office 19th Floor

Boston, Massachusetts 02116

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-3 (such registration statement as amended or supplemented from time to time, the “Registration Statement”), in connection with the registration under the Securities Act of the resale from time to time by selling stockholders of an aggregate of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including (i) 2,500,000 shares of Common Stock (the “Shares”) and (ii) 2,500,000 shares of Common Stock (“Warrant Shares”) issuable upon exercise of certain outstanding warrants to purchase shares of Common Stock (the “Warrants”). The Shares and the Warrants were issued to the Purchasers (who are also the selling stockholders named in the Registration Statement) in a private placement pursuant to a Securities Purchase Agreement, dated January 18, 2021, by and among the Company and the Purchasers named therein.

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we have assumed that the Common Stock will be offered in the manner and on the terms identified or referred to in the Registration Statement, the accompanying prospectus, including all supplements and amendments thereto.

In addition, in rendering this opinion, we have assumed (i) that the Warrants will be exercised in accordance with their terms, in the manner and on the terms identified or referred to in the Registration Statement and the related prospectus, including all supplements and amendments thereto, and before the resale of the Warrant Shares, and (ii) that the Warrant Shares will be properly delivered to the persons exercising the Warrants. With respect to the Warrant Shares, we express no opinion to the extent that, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Delaware General Corporation Law. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable, and (ii) upon the valid exercise of the Warrants in accordance with their terms, including proper execution and delivery to the persons exercising the Warrants of certificates for the underlying Warrant Shares (in the form approved by the Company’s Board), the Warrant Shares issued will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the related prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion letter is given as of its date, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion letter or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402